AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT FOR
THE SEI INSTITUTIONAL MANAGED TRUST

	THIS AMENDMENT to the Investment Sub-Advisory
Agreement for the SEI Institutional Managed Trust between AllianceBernstein L.P. (the Sub-Adviser) and
SEI Investments Management Corporation (the
Adviser), is made effective as of the ____ day of June, 2014.

	WHEREAS, the Sub-Adviser and the Adviser previously entered into an Investment Sub-Advisory
Agreement dated as of September 14, 2011, as amended
December 9, 2011, March 30, 2012 and June 29, 2012
(the Agreement); and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to make purchase or sale recommendations for the Assets of a Fund, with those recommendations executed as appropriate by the Adviser or other another sub-adviser to the Fund (the Adviser in such capacity and such other sub-adviser are individually and collectively referred to as the Overlay Manager) as designated on Schedule A, attached hereto; and

       WHEREAS, the parties also desire to amend
Schedule B of the Agreement, attached hereto.
       NOW, THEREFORE, the parties to this Amendment,
intending to be legally bound, agree as follows:
       1.	Unless otherwise defined herein,
capitalized terms shall have the meaning set forth
in the Agreement.
	2.	Unless otherwise set forth herein, all
provisions of the Agreement shall remain in effect.

	3.   	Duties of the Sub-Adviser With Respect
to a Model Portfolio

(a)	With respect to a Fund for which
the Sub-Adviser makes purchase or
sale
	recommendations for the Assets of
the Fund with those recommendations
	executed as appropriate by the
Overlay Manager, as designated on 	Schedule A attached hereto:

(i)	Section 1(c) of the
Agreement is inapplicable.

(ii)	Section 1(a) of the
Agreement is replaced in its
entirety with the following:

 			Subject to supervision by the
Adviser and the Trusts Board of Trustees,
			the Sub-Adviser shall manage all
of the securities and other assets of each
			Fund entrusted to it hereunder
(the Assets) by recommending the
			purchase, retention and
disposition of the Assets, in accordance with the
			Funds investment objectives,
policies and restrictions as stated in each
			Funds prospectus and statement of
additional information, as currently in
			effect and as amended or
supplemented from time to time (referred to
			collectively as the Prospectus),
and subject to the following:

(a)	The Sub-Adviser shall,
in consultation with and
subject to
	the direction of the
Adviser, recommend from
time to time
	what Assets should be
purchased, retained or
sold by the
	Fund.

		(iii) 	Section 1(e) of the
Agreement is replaced with the following:

			(e)	The Assets of the Fund
shall be held by the Funds
				custodian.  The Sub-
adviser shall at no time have custody
				or physical control of
the Assets.

		(iv) 	The following section is
added to the Agreement.

			Additional Duties of the Sub-
Adviser.  In connection with its duty to
		recommend the purchase, retention
and disposition of the Assets of the
		Fund, subject to the provisions of
Section 1 of this Agreement, the Sub-
		Adviser shall also provide the
following investment advisory services with
		respect to the Assets:

(a)		provide such
recommendations with
respect to the
	purchase, retention
and disposition of the
Assets of the 	Fund to
the Overlay Manager in
the form of a model
	portfolio or otherwise
as appropriate (a Model
Portfolio) 	at such
times and in such manner
as the Adviser requests.
	Sub-Adviser
acknowledges that Sub-
Advisers investment
	recommendations will
be implemented by the
Overlay 	Manager with
only limited authority to
vary from such
	recommendations.

			(b)        review the
composition of the Assets in the Model
					Portfolio
developed by the Sub-Adviser in light of
the 				Prospectus and
any instructions or directions given by
the 				Adviser, and
promptly report to the Adviser in the
event 				that the
investments in the Model Portfolio do
not fully 				comply
with any of the foregoing;

			 (c) 	with respect to the
Assets, the Overlay Manager will
			determine the timing
and the manner of executing
			transactions within
the Fund pursuant to the Sub-Advisers
				Model
Portfolio.  The Sub-Adviser shall not be
responsible 				for
the timing or the manner of transactions
executed by the 			Overlay
Manager.  The Sub-Adviser shall not be

	responsible for compliance
violations or variations from the
		Prospectus or the Advisers
instructions or directions that
			result from the manner
in which the Overlay Manager
		either executes or fails to
execute the Model Portfolio.  The
		Adviser shall provide to the
Sub-Adviser such reports or
		other information as the
Sub-Adviser reasonably requests
			to assist the Sub-
Adviser in providing the Sub-Advisers
				advisory
services specified in this Agreement.

			(d)   	Sub-Adviser
shall have no obligation to file with
respect to 				the Assets
any required reports with the SEC
pursuant to
	Section 13(f) and Section 13(g) of
the Securities Exchange
		Act of 1934 and the rules
and regulations thereunder.  Such
		reports with respect to the
Assets shall be filed by the
		Adviser or the Overlay
Manager.

	4.  	Schedule A of the Agreement is deleted
and replaced with Schedule A, attached hereto.

	5. 	Schedule B of the Agreement is deleted
and replaced with Schedule B, attached hereto.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their officers designated below as of the day and year first written above.


SEI Investments Management Corporation
AllianceBernstein L.P.


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________




Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
AllianceBernstein L.P.

As of September 14, 2011, as amended December 9,
2011, March 30, 2012, June 29, 2012 and June ___,
2014


SEI INSTITUTIONAL MANAGED TRUST

Sub-Advisory Services

Small Cap Fund
Small Cap Growth Fund
Multi-Asset Inflation Managed Fund
Multi-Asset Capital Stability Fund

Sub-Advisory Services Pursuant to a Model Portfolio

Tax-Managed Small/Mid Cap Fund


Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
AllianceBernstein L.P.

As of September 14, 2011, as amended December 9,
2011, March 30, 2012, June 29, 2012 and June ___,
2014

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

       SEI Institutional Managed Trust

	Small Cap Fund 				[REDACTED]

	Small Cap Growth 				[REDACTED]

	Tax-Managed Small/Mid Cap Fund
	[REDACTED]

	Multi-Asset Inflation Managed Fund*1	[REDACTED]

	Multi-Asset Capital Stability Fund
	[REDACTED]

* Fee does not include Assets invested in the Inflation Commodity Strategy Subsidiary Ltd.

1 Commencing on June 24, 2014, an offset will be applied by the Adviser against each monthly compensation amount payable to the Sub-Adviser until a credit in the total amount of $ [REDACTED] has been achieved. After that time, compensation shall revert to the listed annual rate above [REDACTED]


Agreed and Accepted:


SEI Investments Management Corporation
AllianceBernstein L.P.


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________


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